UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NETS Trust
(Exact Name of Registrant as Specified in Its Charter)

Maryland	(See Next Page)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to
Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which	(I.R.S. Employer
to be so Registered:	Each Class is to be so Registered:	Identification No.)

NETS™ S&P/ASX 200 Index	NYSE Arca, Inc.	26-1752349
Fund (Australia)
NETS™ DAX® Index Fund	NYSE Arca, Inc.	26-1752050
(Germany)
NETS™ S&P/MIB Index Fund	NYSE Arca, Inc.	26-1854822
(Italy)
NETS™ FTSE Singapore	NYSE Arca, Inc.	26-1854610
Straits Times Index Fund
NETS™ FTSE/JSE Top 40	NYSE Arca, Inc.	26-1854601
Index Fund (South Africa)
NETS™ FTSE 100 Index Fund	NYSE Arca, Inc.	26-1757265
(United Kingdom)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-147077.

Securities to be registered pursuant to Section 12(g) of the Act:
NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.0001 par value, of NETS Trust (the “Trust”) to be registered hereunder is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147077; 811-22140), as filed on March 14, 2008 (“Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to the Trust’s Registration Statement, and incorporated herein by reference.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147077; 811-22140), as filed on February 13, 2008, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NETS TRUST

Date: October 17, 2008	By:	/s/ Peter K. Ewing
	Name:	Peter K. Ewing
	Title:	Vice President